Exhibit 99.3

                                Con-way Inc.
       Unaudited Pro Forma Condensed Consolidated Financial Statements
              as of and for the six months ended June 30, 2007
                  and for the year ended December 31, 2006


On August 23, 2007, under the Agreement and Plan of Merger entered into on July 13, 2007, Con-way Inc. ("Con-way") acquired the common stock of Transportation Resources, Inc. and subsidiaries ("TRI"). Subsidiaries of TRI consist of Contract Freighters, Inc. ("CFI"), a truckload carrier headquartered in Joplin, Missouri, and other affiliated companies. The acquisition of TRI and its subsidiaries is referred to as the "Acquisition."

The unaudited pro forma condensed consolidated financial statements are presented in accordance with the rules specified by Article 11 of Securities and Exchange Commission ("SEC") Regulation S-X, promulgated by the SEC to give effect to the Acquisition as if it had occurred on earlier dates using the purchase method of accounting. The unaudited pro forma condensed consolidated balance sheet of Con-way as of June 30, 2007 gives effect to the Acquisition as if it were consummated on June 30, 2007, and the unaudited pro forma condensed consolidated statements of income of Con-way for the six months ended June 30, 2007 and the year ended December 31, 2006 give effect to the Acquisition as if it were consummated on January 1, 2006. The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only, are hypothetical in nature and do not purport to represent what Con-way's consolidated statements of income, balance sheet or other financial information would have been if the Acquisition had occurred as of the dates indicated or what such results will be for any future periods.

The unaudited pro forma adjustments are based upon available information and certain assumptions that Con-way believes are reasonable, including estimates related to purchase-method fair-value accounting adjustments, the effect of financing transactions and conforming changes in accounting policies. However, the pro forma condensed consolidated statements of income reflect only pro forma adjustments expected to have a continuing effect on the consolidated results beyond 12 months from the consummation of the Acquisition and do not reflect any changes in operations that may occur, including synergistic benefits that may be realized through the consolidation of the two companies or the costs that may be incurred in integrating their operations. These estimates are preliminary and are based on information currently available and could change significantly.

The unaudited pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with Con-way's historical consolidated financial statements included in Con-way's Annual Report on Form 10-K for the year ended December 31, 2006 and Con-way's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 and with TRI's historical consolidated financial statements included in Exhibits 99.1 and
99.2 to this Current Report on Form 8-K/A.




                                      1


                                                Con-way Inc.
                          Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                           as of June 30, 2007
                                          (Dollars in millions)


                                                 Historical                        Pro Forma
                                      --------------------------------  ----------------------------------
                                           TRI            Con-way          Adjustments       Consolidated
                                      ---------------  ---------------  ---------------     ---------------
Assets
 Cash and cash equivalents            $         13.3   $        345.4   $       (337.0) [a] $         21.7
 Marketable securities                           0.9            197.5               --               198.4
 Trade and other accounts
   receivable                                   55.2            489.4             (4.6) [b]          544.6
                                                                                   4.6  [c]

Deferred income taxes                             --             42.9             (4.8) [c]           38.1
Other                                           12.4             62.2             (4.4) [d]           70.2
                                      ---------------  ---------------  ---------------     ---------------
   Current assets                               81.8          1,137.4           (346.2)              873.0


 Property, plant and equipment,
    net                                        264.4          1,093.8              4.4 [d]         1,456.4
                                                                                   2.5 [e]
                                                                                  91.3 [f]
 Deferred charges and other
    assets                                       0.7             59.7              3.1 [f]            71.7
                                                                                   4.0 [g]
                                                                                   4.2 [a]
 Goodwill                                         --              0.7            460.5 [f]           461.2
 Identifiable intangible assets                   --               --             15.7 [f]            15.7

 Deferred income taxes                           0.7             22.6            (23.3)[c]              --
                                      ---------------  ---------------  ---------------     ---------------

    Total assets                      $        347.6   $      2,314.2   $        216.2      $      2,878.0
                                      ===============  ===============  ===============     ===============

Liabilities and Stockholders'
  Equity

 Accounts payable and accrued
    liabilities                       $         35.1   $        514.9   $          9.3 [a]  $        553.5
                                                                                  (1.2)[c]
                                                                                  (4.6)[b]
 Self-insurance accruals                        12.2             98.1              2.3 [f]           112.6
 Current maturities of long-term
    debt                                          --             22.7               --                22.7
                                      ---------------  ---------------  ---------------     ---------------
    Current liabilities                         47.3            635.7              5.8               688.8


 Long-term debt and guarantees                   1.1            532.4            425.0 [a]           958.5
 Self-insurance accruals                         5.2            114.2               --               119.4
 Other liabilities and deferred
     credits                                    25.1            285.2            (20.3)[g]           290.0
 Deferred income taxes                            --               --             74.6 [c]            74.6
                                      ---------------  ---------------  ---------------     ---------------
   Long-term liabilities                        31.4            931.8            479.3             1,442.5
                                      ---------------  ---------------  ---------------     ---------------
     Total Liabilities                          78.7          1,567.5            485.1             2,131.3


 Preferred equity                                 --             61.7               --                61.7

 Common equity
      Common stock - Par                          --             38.6               --                38.6
      Common stock - APIC                      152.8            561.6           (152.8)[f]           561.6
      Retained earnings                        116.0            909.1           (116.0)[f]           909.1
      Treasury stock                              --           (724.3)              --              (724.3)
                                      ---------------  ---------------  ---------------     ---------------
         Total common equity                   268.8            785.0           (268.8)              785.0


 Accumulated other comprehensive
      income (loss)                              0.1           (100.0)            (0.1)[f]          (100.0)
                                      ---------------  ---------------  ---------------     ---------------
         Total Stockholders' Equity            268.9            746.7           (268.9)              746.7
                                      ---------------  ---------------  ---------------     ---------------
         Total Liabilities and
           Stockholders' Equity        $       347.6   $      2,314.2   $        216.2      $      2,878.0
                                      ===============  ===============  ===============     ===============

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements


                                      2


                                                Con-way Inc.
                          Unaudited Pro Forma Condensed Consolidated Statement of Income
                                    for the six months ended June 30, 2007
                              (Dollars in millions, except share and per share data)

                                                 Historical                        Pro Forma
                                      --------------------------------  -----------------------------------
                                           TRI            Con-way          Adjustments       Consolidated
                                      ---------------  ---------------  ---------------     ---------------
Revenues                              $        218.5   $      2,075.9   $         41.1 [d]  $      2,317.0
                                                                                 (18.5)[b]
Operating expenses                             190.8          1,942.6             41.1 [d]         2,159.8
                                                                                 (18.5)[b]
                                                                                   3.6 [f]
                                                                                  (1.8)[g]
                                                                                   2.0 [e]
                                      ---------------  ---------------  ---------------     ---------------
Operating income                                27.7            133.3             (3.8)              157.2


Non-operating income (expense)
    Investment income                             --             11.3             (9.2)[a]             2.1
    Interest expense                            (0.2)           (17.3)           (14.6)[a]           (32.1)
    Miscellaneous, net                          (0.3)             0.2               --                (0.1)
                                      ---------------  ---------------  ---------------     ---------------
                                                (0.5)            (5.8)           (23.8)              (30.1)
 Income from continuing
    operations before taxes                     27.2            127.5            (27.6)              127.1
      Tax provision                              0.6             47.3              0.2 [c]            48.1
                                      ---------------  ---------------  ---------------     ---------------
Income from continuing
 operations                                     26.6             80.2            (27.8)               79.0

    Preferred stock
     dividends                                    --              3.5               --                 3.5
                                      ---------------  ---------------  ---------------     ---------------
Net income                            $         26.6   $         76.7   $        (27.8)     $         75.5
                                      ===============  ===============  ===============     ===============

Earnings per Share
    Basic
      Average shares                              --       45,636,617               --          45,636,617
      EPS                             $           --   $         1.68   $           --      $         1.65
                                      ===============  ===============  ===============     ===============
    Diluted
      Average shares                              --       48,757,823               --          48,757,823
      EPS                             $           --   $         1.58   $           --      $         1.56
                                      ===============  ===============  ===============     ===============


See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                                      3



                                                Con-way Inc.
                          Unaudited Pro Forma Condensed Consolidated Statement of Income
                                    for the fiscal year ended December 31, 2006
                               (Dollars in millions, except share and per share data)

                                                 Historical                        Pro Forma
                                      --------------------------------  -----------------------------------
                                           TRI            Con-way          Adjustments       Consolidated
                                      ---------------  ---------------  ---------------     ---------------

Revenues                              $        427.6   $      4,221.5   $         85.3 [d]  $      4,700.6
                                                                                 (33.8)[b]
Operating expenses                             359.3          3,819.7             85.3 [d]         4,238.2
                                                                                 (33.8)[b]
                                                                                  10.3 [f]
                                                                                  (3.9)[g]
                                                                                   1.3 [e]
                                      ---------------  ---------------  ---------------     ---------------
Operating income                                68.3            401.8             (7.7)              462.4


Non-operating income (expense)
    Investment income                             --             24.8            (18.3)[a]             6.5
    Interest expense                            (0.4)           (34.2)           (29.3)[a]           (63.9)
    Miscellaneous, net                           0.9             (0.1)              --                 0.8
                                      ---------------  ---------------  ---------------     ---------------
                                                 0.5             (9.5)           (47.6)              (56.6)
Income from continuing
  operations before taxes                       68.8            392.3            (55.3)              405.8
    Tax provision                                1.0            120.0              7.1 [c]           128.1
                                      ---------------  ---------------  ---------------     ---------------
Income from continuing
  operations                                    67.8            272.3            (62.4)              277.7
    Preferred stock
      dividends                                   --              7.1               --                 7.1
                                      ---------------  ---------------  ---------------     ---------------
Net income                            $         67.8   $        265.2   $        (62.4)     $        270.6
                                      ===============  ===============  ===============     ===============
Earnings per Share
    Basic
      Average shares                              --       48,962,382               --          48,962,382
      EPS                             $           --   $         5.42   $           --      $         5.53
                                      ===============  ===============  ===============     ===============
    Diluted
      Average shares                              --       52,280,341               --          52,280,341
      EPS                             $           --   $         5.09   $           --      $         5.20
                                      ===============  ===============  ===============     ===============

 See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements


                                      4




                                Con-way Inc.
  Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.   Purchase Price

On August 23, 2007, Con-way acquired all of the outstanding common stock of TRI. Under the purchase method of accounting required by SFAS 141, "Business Combinations," the assets and liabilities of TRI will be recorded at their fair value as of the Acquisition date and will be consolidated with those of Con-way. The reported financial statements of Con-way subsequent to the Acquisition will reflect these new values, but will not be restated retroactively to reflect the historical financial information of TRI.

In the presentation below, the preliminary allocation of the purchase price is based on the purchase price calculated as of the August 23, 2007 Acquisition closing date and the estimated fair value or carrying amount (which approximates fair value) of assets acquired and liabilities assumed as of the same date. The purchase-price accounting is based on a preliminary calculation of the purchase price, current estimates of the assets acquired and liabilities assumed, and a preliminary evaluation of the effect of conforming TRI's accounting policies to those of Con-way. Accordingly, revisions to the preliminary calculations, estimates, and evaluations may be necessary as these items are finalized.

The preliminary purchase-price allocation in the pro forma condensed consolidated balance sheet as of June 30, 2007 is based [1] the purchase price calculated as of the August 23 Acquisition closing date, [2] the fair value of property and equipment, internal-use software and acquired identifiable intangible assets as of the August 23, 2007 Acquisition closing date, and [3] the carrying amount (which approximates fair value) of other tangible assets acquired and liabilities assumed as of June 30, 2007. Based on an the earlier pro forma date of valuation for certain tangible assets acquired and liabilities assumed, the amount of goodwill reported in the pro forma condensed consolidated balance sheet as of June 30, 2007 is different than the amount presented below.


 Calculation of purchase price (dollars in millions):

    Cash consideration paid
      Purchase price                                             $   750.0

      Adjustments for working capital, and for cash and
        debt acquired                                                 12.0
    Direct transaction costs                                           5.1
                                                                 ----------
      Gross purchase price                                       $   767.1
    Cash acquired                                                    (15.4)
                                                                 ----------
      Net purchase price                                         $   751.7
                                                                 ==========

 Allocation of purchase price (dollars in millions):

    Current assets, excluding cash acquired                      $    61.9
    Non-current assets
      Property and equipment                                         362.6
      Intangible assets
        Customer relationships                  $   14.0
        Trademarks                                   1.7
        Goodwill                                   460.6
                                                ---------
                                                                     476.3
    Other assets
      Internal-use software                          3.0
      Restricted cash                                4.0
                                                ---------
                                                                       7.0
    Current liabilities                                              (46.2)
    Non-current liabilities
      Deferred taxes                                                 (98.2)
      Other                                                          (11.7)
                                                                 ----------
                                                                 $   751.7
                                                                 ==========

As required by SFAS 142, "Goodwill and Intangible Assets," intangible assets with an indefinite life are not amortized while intangible assets with lives of definite duration are amortized over their estimated useful lives. Accordingly, goodwill will not be amortized and is not deductible for income-tax purposes, but will be subject to an annual impairment test. Identifiable intangible assets will be amortized on a straight-line basis over the estimated useful lives of the assets, which are 10 years for customer relationships and 2 years for trademarks.


                                  5



In connection with the Acquisition, former shareholders of TRI paid $4.0 million into an escrow account for the purpose of retaining certain key executive officers of TRI. Under the escrow agreement, the key executive officers will receive pro rata payments if they remain employees of TRI over a two-year period ending August 23, 2009. Accordingly, $4.0 million has been allocated to the purchase price as the value of the retention-related restricted cash and an equal liability to the key executive officers will be accrued ratably over the two-year service period. If the key executive officers terminate employment prior to August 23, 2009, any unearned portion of the restricted cash in escrow would be remitted to Con-way.

2.   Unaudited Pro Forma Condensed Consolidated Balance Sheet and
      Income Statement

The unaudited pro forma condensed consolidated balance sheet combines the historical consolidated balance sheets of Con-way and TRI as of June 30, 2007, giving effect to the Acquisition as if it occurred on that same date. The unaudited pro forma condensed consolidated statements of income combine the historical consolidated statements of income of Con-way for the year ended December 31, 2006 and the six months ended June 30, 2007 with the historical financial statements of TRI for the same periods, giving effect to the Acquisition as if it occurred on January 1, 2006.

The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial statements:

 [a] Record the effects of debt and cash financing of the purchase price.

     On August 23, 2007, Con-way entered into an agreement that established a $500.0 million bridge-loan facility. On that date, Con-way borrowed $425.0 million under the bridge-loan facility to fund a portion of the purchase price in its Acquisition of TRI. Under the borrowing, the principal amount of $425.0 million is due in full on August 21, 2008. Subject to market conditions, Con-way intends to refinance the bridge-loan facility with longer-term debt. Accordingly, these pro forma condensed consolidated financial statements include adjustments that reflect assumptions applicable to long-term debt rather than the bridge-loan facility.

     The pro forma adjustments to the balance sheet are summarized below (dollars in millions).

       Financing requirements:
         Gross purchase price, including direct
          transaction costs                                      $   767.1
         Debt issuance costs                                           4.2
                                                                 ----------
                                                                 $   771.3
                                                                 ==========
       Financing sources:
          Long-term debt                                         $   425.0
          Accrued  liabilities for direct
               transaction costs and debt-issuance costs               9.3
          Cash                                                       337.0
                                                                 ----------
                                                                 $   771.3
                                                                 ==========

     The pro forma adjustments to the income statement reflect increases in interest expense and amortization of debt costs and a decrease in investment income from lower average balances of cash-equivalent investments. The annual interest rate on long-term debt is assumed to be 6.75% and a change of 1/8% in the interest rate would result in a $0.5 million change in annual interest expense. The annual interest rate on cash-equivalent investments is assumed to be 5.29% and a change of 1/8% in the interest rate would result in a $0.4 million change in annual investment income.

 [b] Eliminate the effect of transactions between Con-way and TRI.

     Pro forma adjustments to the balance sheet eliminate accounts receivable and accounts payable recognized in the historical balance sheets of TRI and Con-way, respectively, while pro forma adjustments to the income statement eliminate revenue and purchased transportation expense recognized in the historical income statements of TRI and Con-way, respectively.

                                      6



 [c] Record the effects of income taxes.

     The pro forma adjustments to the balance sheet include the recognition of current and deferred income tax assets and liabilities attributable to the tax effect of pro forma adjustments, including primarily adjustments to record the estimated fair value of property and equipment and definite-lived intangible assets.

     The pro forma adjustments to the income statement include [1] an increase in the historical tax expense of TRI as if it were treated as a "C" corporation rather than a "Subchapter S" corporation, and [2] the tax effect of pro forma adjustments. The pro forma adjustments reflect the estimated consolidated effective tax rate of 31.6% in the fiscal year ended December 31, 2006 and 37.9% in the six months ended June 30, 2007.

 [d] Reclassify TRI amounts to conform to Con-way's method of presentation.

     Con-way's historical balance sheet presents the cost of new tires on tractors as a component of property and equipment while TRI's historical balance sheet presents such costs as prepaid tire expense. Con-way's historical income statements present fuel surcharges as revenue while TRI's historical income statements present such amounts as a reduction in operating expenses.

 [e] Conform TRI's accounting policies to conform to those applied by Con-way.

     In Con-way's historical income statements, the cost of new tires on tractors is amortized over the estimated useful lives of the new equipment, while in TRI's historical income statements, the cost of new tires on tractors is amortized over 12 to 15 months.

     In Con-way's historical income statements, gains on the sale of revenue equipment are based on the net book value of the equipment, without any adjustment for earlier trade-in activity, as was the case for TRI, as described below. In TRI's historical income statements, prior to TRI's adoption of SFAS 153, "Exchanges on Nonmonetary Assets," as more fully discussed in Exhibit 99.1, the purchase price of replacement property was reduced by an amount equal to the trade-in value in excess of the net book value of replaced equipment. Accordingly, the pro forma consolidated condensed income statements includes pro forma adjustments to reduce the amount of gains recognized from the sale of lower-basis property.

 [f] Record the purchase of TRI, including [1] the balance-sheet and income-statement effect of purchase-method accounting adjustments to TRI's property and equipment, goodwill, identifiable intangible assets, and self-insurance reserves, and [2] the elimination of TRI's historical equity accounts.

 [g] Eliminate the effect of TRI's share-based compensation plans, which terminate upon change in control, and include the effect of a retention arrangement for key executive officers, as described above in Note 1, "Purchase Price."

     The pro forma balance sheet primarily reflects the elimination of a $20.3 million share-based compensation liability reported in TRI's historical balance sheet, and the recognition of a $4.0 million asset related to the retention arrangement. The pro forma adjustments to the income statement include a net decline in operating expense resulting from the elimination of $5.9 million of annual share-based compensation expense and additional annual expense of $2.0 million related to the retention arrangement.


                                      7